NUMBER        SHARES
          (Void)
              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND
                     WASHINGTON MUTUAL INVESTORS FUND, INC.
This Certifies that       is the owner of
*SEE REVERSE FOR CERTAIN ABBREVIATIONS
CUSIP 939330 10 6
fully paid and nonassessable Shares of the Capital Stock of Washington Mutual Investors Fund, Inc., each of the par value of One Dollar, transferable on the books of the Corporation by the holder thereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent.
      Dated:
/s/ Howard L. Kitzmiller        /s/ Harry J. Lister
SENIOR VICE PRESIDENT and SECRETARY  PRESIDENT
COUNTERSIGNED
 AMERICAN FUNDS SERVICE COMPANY
    TRANSFER AGENT
 BY
             AUTHORIZED SIGNATURE
------------------------------------------------------------------------------
              PLEASE DETACH AND DISCARD UNLESS CHANGES ARE REQUIRED
                     WASHINGTON MUTUAL INVESTORS FUND, INC.
CERTIFICATE         SHARES
NUMBER
ACCOUNT NO.  ALPHA CODE  DEALER NUMBER  TRADE DATE
      CHANGE NOTICE: IF THE ABOVE INFORMATION IS       INCORRECT OR MISSING,
PLEASE PRINT THE       CORRECT INFORMATION BELOW AND RETURN TO:
       AMERICAN FUNDS SERVICE CO.
       P.O. BOX 2205
       BREA, CA 92622-2205
       TAXPAYER I.D. NUMBER
                          EXPLANATION OF ABBREVIATIONS
* The following abbreviations, when used in the registration on the face of this certificate, shall have the meanings assigned below:

ADM           -Administratrix    FBO          -For the benefit of   U/A        -Under Agreement
               Administrator

COM PROP      -Community Property   GDN          -Guardian             UGMA/ (State)   -Gift to minors act in effect in the state
indicated

CUST          -Custodian         JT TEN       -Joint tenants with right of survivorship   UTMA/ (State)   -Transfer to minors act in
effect in the state indicated

DTD           -Dated             LIFE TEN     -Life tenant          U/W        -Last will and testament           Under last will
and testament of    Of will of          Under the will of   Of the will of

EST           -Estate            TR           -Trust
               Of Estate of

ET AL         -(and) Others      TEN  COM     -Tenants in common

EXEC          -Executor          TEN ENT      -Tenants by the entireties
               Executrix


     TTEE       -Trustee
Note: Abbreviations refer where appropriate to the singular or plural, male or female. Other abbreviations may also be used, including U.S. Post Office Department two-letter state abbreviations.
NOTE: AS STATED IN THE FUND'S ARTICLES OF INCORPORATION, THIS CERTIFICATE REPRESENTING SHARES OF CAPITAL STOCK OF THE CORPORATION MAY BE REDEEMED WITHOUT THE CONSENT OR APPROVAL OF THE SHAREHOLDER FOR THE THEN CURRENT NET ASSET VALUE PER SHARE IF AT SUCH TIME THE SHAREHOLDER OWNS OF RECORD SHARES HAVING AN AGGREGATE NET ASSET VALUE OF LESS THAN THE MINIMUM INITIAL INVESTMENT AMOUNT.
REQUIREMENTS: THE SIGNATURE(S) ON THIS ASSIGNMENT MUST CORRESPOND EXACTLY WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR.
 SIGNATURES MUST BE GUARANTEED BY A BANK, SAVINGS ASSOCIATION, CREDIT UNION, OR MEMEBER FIRM OF A DOMESTIC STOCK EXCHANGE OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. THAT IS AN ELIGIBLE GUARANTOR PRIOR TO SIGNING. A NOTARY PUBLIC IS NOT AN ACCEPTABLE GUARANTOR.
 For value received, the undersigned hereby sell, assign, and transfer shares of capital stock represented by this certificate to:
                 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE) and do hereby irrevocably constitute and appoint attorney to transfer the said stock on the books of the corporation with full power of substitution.
  Dated:

     Owner

    Signature of Co-Owner, if any
IMPORTANT: BEFORE SIGNING, PLEASE READ AND COMPLY WITH REQUIREMENTS PRINTED
ABOVE.
Signatures(s) guaranteed by:
          01-WMIF-031594